UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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HemaCare Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEMACARE CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 23, 2007

The 2007 annual meeting of the shareholders (the “Meeting”) of HemaCare Corporation (the “Company”) will be held on Wednesday, May 23, 2007, at 10:00 a.m. (local time), at the Company’s corporate headquarters located at 15350 Sherman Way, Suite 350,Van Nuys, California, 91406, for the following purposes:

1.                Election of Directors. To elect five persons to the Board of Directors of the Company to serve until the annual meeting of shareholders to be held in 2008, or until their respective successors have been elected and qualified. The following persons are the Board of Directors’ nominees:  Julian L. Steffenhagen, Steven B. Gerber, M.D., Judi Irving, Teresa S. Sligh, M. D. and Terry Van Der Tuuk.

2.                Ratification of the Appointment of Independent Registered Public Accounting Firm. To ratify the selection of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

3.                Other Business. To transact such other business as properly may come before the Meeting or any continuation, adjournment or postponement thereof.

Only holders of record of Common Stock of the Company at the close of business on April 12, 2007 (the “Shareholders”) will be entitled to notice of and to vote, in person or by proxy, at the Meeting or any continuation, adjournment or postponement thereof.

The Proxy Statement, which accompanies this Notice, contains additional information regarding the proposals to be considered at the Meeting, and Shareholders are encouraged to read it in its entirety.

As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors. It is expected that these materials will be first mailed to Shareholders on or about April 20, 2007.

To ensure that your shares may be represented at the Meeting and to assure the presence of a quorum, please complete, date and sign the enclosed Proxy and return it promptly in the self-addressed, stamped envelope enclosed for that purpose, whether or not you expect to attend the Meeting in person.

By Order of the Board of Directors,

Robert S. Chilton, Secretary
Van Nuys, California
April 20, 2007

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

HEMACARE CORPORATION
15350 Sherman Way, Suite 350
Van Nuys, CA  91406
(818) 226-1968

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HemaCare Corporation (the “Company”) for use at the 2007 annual meeting of the shareholders of the Company (the “Meeting”) to be held at the Company’s corporate headquarters, 15350 Sherman Way, Suite 350, Van Nuys, California 91406, on Wednesday, May 23, 2007, at 10:00 a.m. (local time) and at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the attached Notice of Annual Meeting of Shareholders.

Only holders of record of the Company’s Common Stock (the “Shareholders”) at the close of business on April 12, 2007 (the “Record Date”) are entitled to notice of and to vote, in person or by proxy, at the Meeting and any continuation, adjournment or postponement thereof.

The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card will first be mailed to Shareholders on or about April 20, 2007.

Matters to be Considered

The matters to be considered and voted upon at the Meeting will be:

1.                Election of Directors.   To elect five persons to the Board of Directors of the Company to serve until the annual meeting of shareholders to be held in 2008, or until their respective successors have been elected and qualified. The following persons are the Board of Directors’ nominees:

Julian L. Steffenhagen
Steven B. Gerber, M.D.
Judi Irving
Teresa S. Sligh, M. D.
Terry Van Der Tuuk

2.                Ratification of the Appointment of Independent Registered Public Accounting Firm.   To ratify the selection of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

3.                Other Business.   To transact such other business as properly may come before the Meeting or any continuation, adjournment or postponement thereof.

Method of Voting

Shareholders can vote by proxy or by attending the Meeting and voting in person. A proxy card (the “Proxy”) is enclosed. If you vote by means of the Proxy, the Proxy must be completed, signed and dated by you or your authorized representative. The completed Proxy may be returned in the postage-paid envelope provided. Judi Irving, the designated proxyholder (the “Proxyholder”), is a member of the Company’s management. If you hold Common Stock in “street name,” you must either instruct your broker or nominee as to how to vote such shares or obtain a proxy, executed in your favor by your broker or nominee, to be able to vote at the Meeting.

If a Proxy is properly signed, dated and returned and is not revoked, the Proxy will be voted at the Meeting in accordance with the Shareholder’s instructions indicated on the Proxy. If no instructions are indicated on the Proxy, the Proxy will be voted “FOR” the election of the Board of Directors’ nominees, “FOR” ratification of the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and in accordance with the recommendations of the Board of Directors as to any other matter that may properly be brought before the Meeting or any continuation, adjournment or postponement thereof.

Revocation of Proxies

You may revoke a Proxy at any time before it is exercised by filing a written revocation, or a duly executed proxy bearing a later date, with the Company’s Secretary at our principal executive offices located at 15350 Sherman Way, Suite 350, Van Nuys, California  91406 prior to the commencement of the Meeting. You may also revoke a Proxy by attending the Meeting and voting in person. Shareholders whose shares are held in “street name” should consult with their broker or nominee concerning the method for revoking their Proxy.

Voting Rights

At the close of business on the Record Date, there were 8,497,954 shares of Common Stock outstanding, which constitute all of the outstanding voting securities of the Company.

A majority of the shares of Common Stock, issued and outstanding and entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Votes withheld, abstentions and “broker non-votes” (as defined below) will be counted for purposes of determining the presence of a quorum.

Each Shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date, on each matter presented to the Shareholders at the Meeting, except that in the election of directors, each Shareholder has the right to cumulate votes. Shareholders may cumulate votes only if the candidates’ names have been properly placed in nomination prior to commencement of voting and a Shareholder has given notice prior to commencement of voting of his or her intention to cumulate votes, in which case all Shareholders may cumulate their votes. Cumulative voting entitles every Shareholder to a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such Shareholder. The Shareholder may cast all of such votes for one candidate or may distribute such votes among as many candidates as the Shareholder thinks fit. The Board of Directors is soliciting authority to cumulate votes in the election of directors, and the enclosed Proxy grants discretionary authority for such purpose.

In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Each matter described in this Proxy Statement, other than the election of directors, requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting, unless otherwise required by law. An abstention with respect to any matter presented to the Shareholders, other than the election of directors, and a broker non-vote with respect to any matter presented to the Shareholders, will not be included in the number of shares counted as being present for the purposes of voting on such proposal and, accordingly, will have the effect of reducing the number of affirmative votes required to approve the proposal.

Of the shares of Common Stock outstanding at the close of business on the Record Date, 370,000 shares of Common Stock (approximately 4.4% of the issued and outstanding shares of Common Stock)

were owned by directors and executive officers of the Company. These persons have informed the Company that they will vote “FOR” the election of the nominees to the Board of Directors identified herein, and “FOR” ratification of the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Brokers holding Common Stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Shareholders. If any such broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a proxy to vote such Common Stock in his discretion in the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm. However, brokers or nominees do not have discretion to vote on certain other proposals without specific instructions from the beneficial owner. When a broker or nominee votes a client’s shares on some but not all proposals, the missing votes are referred to as “broker non-votes.”  If you hold Common Stock in “street name” and you fail to instruct your broker or nominee as to how to vote such shares, your broker or nominee may, in its discretion, vote such shares “FOR” the election of the Board of Directors’ nominees, and “FOR” the ratification of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007.

Solicitation of Proxies

This Proxy solicitation is made by the Board of Directors of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in this solicitation of Proxies. If it appears desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Shareholders, banks, brokerage houses, custodians, nominees and others by telephone, facsimile, e-mail or in person to request that Proxies be furnished. No additional compensation will be paid for these services. We will furnish copies of solicitation materials to banks, brokerage houses, custodians, nominees, and others to be forwarded to the beneficial owners of Common Stock held in their names. We will reimburse banks, brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. The cost of soliciting Proxies for the Meeting is estimated at $10,000.

Other Business

As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Meeting, including a motion to adjourn the Meeting to another time or place in order to solicit additional Proxies in favor of the recommendations of the Board of Directors, the Proxyholder intends to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors, and the authority to do so is included in the Proxy. Such authorization includes authority to appoint a substitute nominee for any Board of Directors’ nominee identified herein where death, illness or other circumstances arise which prevent such nominee from serving in such position and to vote such Proxy for such substitute nominee.

Procedures for Shareholder Proposals

The Company’s Bylaws provide that a shareholder who wishes to present a proposal at a shareholders’ meeting must, among other things, provide (i) written notice of the proposal to the Secretary of the Company not less than 90 days before the meeting or, if later, the seventh day following the first public announcement of the date of the meeting, (ii) a brief description of the proposal and the reasons for conducting such business at the meeting, (iii) the name and address as they appear on the Company’s books of the shareholder proposing such business, (iv) the class and number of shares of the Company which are beneficially owned by the shareholder, and (v) any material interest of the shareholder in such business. In addition, the shareholder making such proposal shall promptly provide any other information reasonably required by the Company.

Procedures for Shareholder Nominations

Nominations for the election of directors may be made by any shareholder entitled to vote in the election of directors. However, a shareholder may nominate a person for election as a director at a meeting only if written notice of such shareholder’s intent to make such nomination has been given to the Secretary of the Company no later than the latter to occur of either (a) 90 days in advance of such meeting, or (b) the seventh day following the first public announcement of the date of such meeting. Each such notice must include: (1) the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated, (2) a representation that the shareholder is a beneficial owner of stock of the Company entitled to vote at the meeting, and that the shareholder intends to appear in person or by proxy at the meeting and to nominate the person or persons specified in the notice, (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (4) such other information regarding each nominee proposed by such shareholder as would be required to be included in the Proxy Statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (5) the consent of each intended nominee named in the notice to serve as a director of the Company if so elected. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Company. The chairman of any meeting of shareholders shall direct that any nomination not made in accordance with the foregoing procedures will be disregarded.

Security Ownership of Principal Shareholders and Management

The following table sets forth the beneficial ownership of the Company’s Common Stock as of the Record Date by (i) all persons known to the Company to own beneficially more than 5% of the outstanding Common Stock (other than depositories), (ii) each director and director nominee of the Company, (iii) each Named Executive Officer (as defined herein), and (iv) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)		Percentage Owned(3)
Praetorian Capital Management, LLC	1,270,000	(4)	14.9%
D Carnegie & Co AB	775,519	(5)	9.1%
John W. Egan	775,497	(6)	9.1%
Wellington Management Company, LLP	610,200	(7)	7.2%
Joshua Levy, M.D.	480,196	(8)	5.7%
Judi Irving	354,000	(9)	4.2%
Steven B. Gerber, M.D.	335,000	(10)	3.9%
Julian L. Steffenhagen	280,000	(11)	3.3%
Terry Van Der Tuuk	150,000	(12)	1.8%
Robert S. Chilton	130,000	(13)	1.5%
Teresa S. Sligh, M.D.	25,000	(13)	*
All executive officers and directors as a group (7 persons)	1,754,196	(14)	20.6%

*                    Less than 1%

(1)          The address for Praetorian Capital Management LLC is 407 Lincoln Road, Miami Beach, Florida 33139. The address for D Carnegie & Co AB is c/o Carnegie Investment Bank AB, Vastra Tradgardsgatan 15, SE-103 38, Stockholm, Sweden. The address for Mr. Egan is 4612 Pine Valley Drive, Frisco, Texas. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts  02109.   The address for Ms. Irving, Messrs. Steffenhagen, Van Der Tuuk, and Chilton, and Drs. Levy, Gerber and Sligh is 15350 Sherman Way, Suite 350, Van Nuys, California 91406.

(2)          Except as set forth below, the named shareholder has sole voting power and investment power with respect to the shares listed, subject to community property laws where applicable. None of the shares in the table above have been pledged as security.

(3)          Based on 8,497,954 shares of Common Stock outstanding on the Record Date. Under Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares of Common Stock, which the person (or group) has the right to acquire within 60 days after the Record Date, are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group), but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(4)          According to a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2007, Praetorian Capital Management LLC, in its capacity as investment advisor, has shared voting and investment power with respect to shares held of record by Praetorian Offshore Ltd. which holds the shares of record.

(5)          Pursuant to a Joint Filing Agreement among Carnegie Fund Management Company S.A. which is a wholly owned subsidiary of Banque Carnegie Luxembourg S.A., which in turn is a wholly owned subsidiary of Carnegie Investment Bank AB, which in turn is a wholly owned subsidiary of D Carnegie & Co. AB, a Schedule 13G/A was filed with the Securities and Exchange Commission on February 14, 2007 that indicates the filers share voting power and investment power with respect to the shares listed. Carnegie Investment Bank AB is the investment manager for Carnegie Fund Management Company S.A.

(6)          According to a Schedule 13D/A filed with the Securities and Exchange Commission on March 19, 2004, Mr. Egan has sole voting and investment power with respect to the shares listed.

(7)          According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, Wellington Management Company, in its capacity as investment advisor, has shared voting and investment power with respect to the shares held of record by clients of Wellington Trust Company, NA.

(8)          Consists of 255,162 shares of Common Stock, 45,034 shares held in a trust of which Dr. Levy is trustee and has sole voting power, and 180,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(9)          Consists of 50,000 shares of Common Stock and 304,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(10) Consists of 230,000 shares held in a trust of which Dr. Gerber is trustee and has sole voting power and 105,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(11) Consists of 15,000 shares of Common Stock and 265,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(12) Consists of 75,000 shares held in a trust of which Mr. Van Der Tuuk is trustee and has sole voting power and 75,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(13) Consists of shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(14) Includes 1,084,000 shares that directors and executive officers have the right to exercise within 60 days after the Record Date, upon exercise of stock options. There are no shares that directors and executive officers will have the right to acquire upon exercise of stock options that are exercisable in installments more than 60 days after the Record Date.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors of the Company shall be five until changed by an amendment to the Bylaws duly adopted by the Board of Directors, but shall not be less than five nor more than nine. Each director elected at the Meeting will hold office until the annual meeting of shareholders to be held in 2008, or until his or her respective successor has been elected and qualified. All nominees have indicated their willingness to serve and, unless otherwise instructed, the Proxyholder will vote the Proxies in such a way as to elect as many of these nominees as possible under applicable voting rules. If any nominee is unable or unwilling to serve as a director at the time of the Meeting or any adjournment or postponement, the Proxies will be voted for the election of any substitute nominee who may be designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Each of the following persons has been nominated by the Board of Directors for election as a director to hold office until the annual meeting of shareholders to be held in 2008, or until his or her respective successor has been elected and qualified.

Julian L. Steffenhagen
Steven B. Gerber, M.D.
Judi Irving
Teresa S. Sligh, M. D.
Terry Van Der Tuuk

None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company, and except as set forth below, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE BOARD OF DIRECTORS’ NOMINEES.

Director Nominees, Executive Officers and Key Employees

The following table sets forth certain information concerning the director nominees, executive officers and key employees of the Company.

Name	Age	Position
Julian L. Steffenhagen(1)(2)(4)	63	Chairman and Director
Steven B. Gerber, M.D.(1)(2)(3)(4)	53	Director
Judi Irving(3)	49	President, Chief Executive Officer and Director
Teresa S. Sligh, M.D.(2)(3)	45	Director
Terry Van Der Tuuk(1)(2)(4)	66	Director
Robert S. Chilton	49	Executive Vice President, Chief Financial Officer and Corporate Secretary
Joshua Levy, M.D.	66	National Medical Director

(1)          Member of the Audit Committee

(2)          Member of the Compensation Committee

(3)          Member of the Quality Assurance Committee

(4)          Member of the Corporate Governance and Nominating Committee

Directors

Julian Steffenhagen has been a director of the Company since December 1997 and Chairman of the Board since October 2002. In 2007, Mr. Steffenhagen retired as Senior Vice President from Beckman Coulter, Inc., an international manufacturer of laboratory equipment and diagnostic reagents. During a 27 year career with Beckman Coulter he held several management positions in operations and corporate functions. He received his Bachelor of Science and Master of Science degrees in Mechanical Engineering and a Master of Business Administration degree from the University of Michigan. In October 2002, Mr. Steffenhagen completed the National Association of Corporate Directors Director Professionalism course. He is a member of the Audit and Corporate Governance and Nominating Committees and is Chair of the Compensation Committee.

Steven B. Gerber, M.D. has been a director of the Company since October 2003. Since 2003, Dr. Gerber has been Director of Research at Wedbush Morgan Securities, and from 1990 through 2002, was Head of Healthcare Research and a Pharmaceutical Industry Analyst at CIBC World Markets. Dr. Gerber earned his Master of Business Administration degree in Finance at the University of California, Los Angeles, his M.D. degree at Tufts University and his Bachelor of Arts degree in Psychology at Brandeis University. Dr. Gerber is Chair of the Audit Committee and is also a member of the Compensation Committee, the Corporate Governance and Nominating Committee, and the Quality Assurance Committee.

Judi Irving was appointed President and Chief Executive Officer and elected to the Board of Directors in December 2002. Prior to joining the Company, from 1999 to 2002, Ms. Irving was President and Chief Executive Officer of Health Net of Arizona and Health Net of Oregon, national health and life insurance organizations. From 1996 to 1999, Ms. Irving was Vice President of Operations and Chief Financial Officer for the Western Region of Prudential Healthcare, a national health insurance provider. Ms. Irving received her Bachelor of Science degree in Management and Accounting from the State University of New York at Binghamton and is a Certified Public Accountant. Ms. Irving is a member of the Quality Assurance Committee.

Teresa S. Sligh, M. D. has been a director of the Company since May 2006. Since 2003, Dr. Sligh has been the President and Medical Director of Translational Research Group, Inc., a clinical research consulting company, and from 2001 to 2003, served as the Chief Medical/Strategy Officer for Capital Technology Information Services, Inc., a clinical research information support company. Dr. Sligh completed two years of post graduate medical training in Internal Medical at Presbyterian Hospital of Dallas, Texas, and earned her M.D. degree at Texas A&M College of Medicine. She received her Bachelor of Science degree in Biochemistry from the University of New Mexico. Dr. Sligh is Chair of the Quality Assurance Committee and a member of the Compensation Committee.

Terry Van Der Tuuk has been a director of the Company since May 2003. Since 1994, Mr. Van Der Tuuk has held the position of Vice Chairman of Graphic Technology, a barcode label company, which was listed on the American Stock Exchange and sold to Nitto-Denko Corporation in 1989. He is President of VanKan, Inc, a Kansas based venture capital firm which invests in privately held companies in the Midwest area. Mr. Van Der Tuuk served on several educational boards, including The Wharton School, University of Pennsylvania, and currently serves on the boards of several privately held companies. Mr. Van Der Tuuk received his Bachelor of Science degree from Michigan State University and his Master of Business Administration degree from The Wharton School, University of Pennsylvania. Mr. Van Der Tuuk is Chair of the Corporate Governance and Nominating Committee, and also is a member of the Audit Committee and the Compensation Committee.

Officers

Robert S. Chilton has been Executive Vice President and Chief Financial Officer since October 2003. From 1999 to June 2003, Mr. Chilton was Executive Vice President and Chief Financial Officer for Preferred Health Management, Inc, a workers’ compensation specialty health care services company. From 1997 through 1999, he was Chief Financial Officer for OrthAlliance, Inc., a publicly traded management services organization for orthodontic practices. In addition, Mr. Chilton previously was with KPMG Peat Marwick. Mr. Chilton received his Master of Business Administration and Bachelor of Arts degrees from the University of California, Los Angeles and is a Certified Public Accountant.

Key Employees

Joshua Levy, M.D. has been National Medical Director of the Company since March 2000. Since co-founding the Company in 1978, Dr. Levy has been the Company’s Medical Director and had served as a member of the Board of Directors from 1978 until 1996. Dr. Levy received his M.D. degree from Albert Einstein College of Medicine. He is certified by the American Board of Internal Medicine and was Adjunct Associate Professor of Medicine at the University of California, Los Angeles from 1967 to 1982. He has published numerous scientific articles in the fields of rheumatology and immunology and is a national authority and frequent lecturer on therapeutic hemapheresis.

Committees of the Board

The Board of Directors has four standing committees. Each member of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee is an “independent director” as defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers, Inc. Each member of the Audit Committee is also “independent” as that term is defined under the rules of the SEC.

Audit Committee

Dr. Gerber chairs the Audit Committee, and its members are Messrs. Steffenhagen and Van Der Tuuk. The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the Company’s accounting and system of internal controls, (ii) the quality and integrity of the Company’s financial reports and (iii) the independence and performance of the Company’s outside auditors. In 2001, the Audit Committee recommended, and the Board of Directors of the Company adopted, a written charter for the Audit Committee, which was revised in March 2004. In March 2007, the Audit Committee reviewed the charter and proposed further changes to the Board of Directors, which were approved. The amended charter is attached to this Proxy Statement as Annex B. The Board of Directors has determined that Terry Van Der Tuuk qualifies as an “audit committee financial expert” as defined under the rules of the SEC.

Compensation Committee

Mr. Steffenhagen chairs the Compensation Committee, and its members are Mr. Van Der Tuuk, Dr. Gerber and Dr. Sligh. The purpose of the Compensation Committee is to help to (i) review and approve corporate goals and objectives relevant to compensation of the executive officers, (ii) to evaluate the performance of the executive officers in light of those goals and objectives, (iii) to determine and approve the compensation level of the executive officers based on this evaluation, and (iv) to make recommendations to the Board with respect to incentive compensation plans and equity-based plans. In March 2007, the Compensation Committee reviewed and did not propose any changes to the charter for the Compensation Committee previously adopted by the Board of Directors. The charter is attached to this Proxy Statement as Annex A.

Corporate Governance and Nominating Committee

Mr. Van Der Tuuk chairs this committee, and its members are Dr. Gerber and Mr. Steffenhagen. The principal purposes of Corporate Governance and Nominating Committee are to ensure that (i) the Board of Directors is appropriately constituted to meet its fiduciary obligations to shareholders and the Company, and (ii) the Company has and follows appropriate governance standards. To carry out its purposes, the Committee (i) identifies individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board, (ii) recommends the director nominees to be selected by the Board of Directors for the next annual meeting of shareholders, (iii) develops and recommends to the Board of Directors corporate governance principles applicable to the Company, and (iv) oversees the evaluation of the Board of Directors and management. The Committee reviews and reports to the Board of Directors on a periodic basis with regard to matters of corporate governance. In March 2005, the Corporate Governance and Nominating Committee recommended, and the Board of Directors adopted, a revised charter for the committee. In March 2007, the Corporate Governance and Nominating Committee reviewed and did not propose any changes to the charter for the Corporate Governance and Nominating Committee previously adopted by the Board of Directors.

Quality Assurance Committee

Dr. Sligh chairs the Quality Assurance Committee, and its members are Ms. Irving and Dr. Gerber.  The primary purpose of the Committee is to provide assistance to the Board of Directors in fulfilling its oversight responsibilities regarding the Company’s quality assurance system of internal audits and error management and the performance of the Company with external inspections.

Charters of the Committees

Each committee has recommended, and the Board of Directors has adopted, and may amend from time to time, written charters for the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Quality Assurance Committee, copies of which are available on the Company’s website at www.hemacare.com. The amended charter of the Compensation Committee and the charter of the Audit Committee are attached to this Proxy as Annex A and Annex B, respectively.

Communications with the Board of Directors

Shareholders may communicate with the chair of the Audit Committee, the Compensation Committee, or the Corporate Governance and Nominating Committee, or with the independent directors, individually or as a group, by writing to any such person or group c/o the Secretary of the Company, at the Company’s office at 15350 Sherman Way, Suite 350, Van Nuys, California 91406.

Communications are distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any outside director upon request.

Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be delivered to the hotline.

Meetings and Attendance

The Board of Directors met nine times during 2006 and took action by unanimous written consent on three occasions during 2006. All the directors attended at least 75% of the aggregate number of Board of Director and committee meetings held during 2006, or the period in which such individual was a director of the Company or served on such committee. In 2006, the Audit Committee met four times, the Compensation Committee met twice, the Quality Assurance Committee met four times and the Corporate Governance and Nominating Committee met once.

It is the policy of the Company to require members of its Board of Directors to attend the annual meeting of shareholders, with the exception of medical emergencies. Each director attended the 2006 annual meeting of shareholders.

Nominating Procedures and Criteria

Director candidates are considered based on various criteria, such as relevant business and industry experience and personal integrity and judgment. The Corporate Governance and Nominating Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an “audit committee financial expert,” as defined in the SEC’s rules. There are no differences in the manner in which the committee evaluates nominees for director recommended by a shareholder. In addition, the committee believes that the following specific qualities and skills are necessary for all directors to possess:

•       A director should be highly accomplished in his or her respective field.

•       A director should have expertise and experience relevant to the Company’s business and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

•       A director must have time available to devote to board activities.

•       A director should have demonstrated the ability to work well with others.

•       A director should have demonstrated a track record of sound judgment and broad perspective.

•       A director should have demonstrated strong integrity and high business ethics.

•       A director must have intellectual curiosity and a willingness to challenge the status quo.

•       A non-employee director must be independent, have no conflicts of interest and clear objectivity in making decisions for the benefit of the shareholders.

The committee considers suggestions from many sources, including shareholders, regarding possible candidates provided such suggestions are made in accordance with the procedures set forth in the Company’s Bylaws and described under “General Information—Procedures for Shareholder Nominations” above. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Company does not pay any third party to assist in the process of identifying and evaluating candidates.

Each director nominee named in this Proxy Statement was recommended for election by the committee and has been selected by the Board of Directors. The Board of Directors has not received any notice of a proposed director nominee in connection with this Meeting from any shareholder.

Compensation of Directors

The following table sets forth the compensation paid to our non-employee directors for their service in 2006.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($)(1) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Julian L Steffenhagen	$23,000	—	$86,000	—	—	—	$109,000
Steven B. Gerber, M.D.	$19,000	—	$75,000	—	—	—	$94,000
Teresa S. Sligh, M.D.	$11,000	—	$57,000	—	—	—	$68,000
Terry Van Der Tuuk	$19,000	—	$54,000	—	—	—	$73,000

(1)                The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”). See Note 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2007, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS 123(R).

Directors who are not employees of the Company receive $1,500 and reimbursement of reasonable travel expenses for each meeting of the Board of Directors attended and $300 for each telephonic meeting of the Board in which he participates. Each non-employee director also receives a quarterly retainer of $2,500.

The Chairman of the Board receives $2,400 for each meeting of the Board of Directors attended. The Chair of the Audit Committee receives $2,100 for each meeting attended.

Directors do not receive any compensation for meetings of committees of the Board in which they participate, whether in person or by telephone, except for the Chair of the committee who receives $300 for each telephonic meeting which is held on a day on which no meeting of the Board is held. Each non-employee director receives $1,500 for each day the non-employee director is involved in conducting Company business, excluding Board or committee meetings, at the request of the Board or any committee of the Board.

Each person who has not previously served as a director of the Company and who is initially elected or appointed as a non-employee director is granted a vested option to purchase 25,000 shares of the Company’s Common Stock at an exercise price equal to the closing price on the date of grant. Additionally, non-employee directors receive a vested stock option to purchase 25,000 shares of Common Stock for each year of service at an exercise price equal to the closing price on the date of grant. The Chairman of the Board receives an annual, vested stock option to purchase 40,000 shares of Common Stock, and the Chair of the Audit Committee receives an annual, vested stock option to purchase 35,000 shares of Common Stock. After the initial period of service, not less than nine months, non-employee directors who plan to serve for the next 12 months shall receive a stock option to purchase 25,000 shares, and the Chairman of the Board and the Chair of the Audit Committee shall receive a stock option to purchase 40,000 or 35,000 shares, respectively, proportionate to the number of months served in the initial period of service, vesting on the last day of each calendar quarter in amounts based on the number of quarters served. In addition, all other stock options granted to non-employee directors will vest quarterly on the last day of each calendar quarter. The Board of Directors can change the compensation of directors at any time.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of non-employee directors, none of whom are affiliates of the Company or have ever been an officer or employee of the Company or any of its subsidiaries. Messrs. Steffenhagen and Van Der Tuuk, and Drs. Gerber and Sligh are currently the members of the Compensation Committee. During 2006, no executive officer of the Company served on the Compensation Committee (or equivalent) of the Board of Directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

Committee Members

The Compensation Committee (the “Committee”) consists of four directors, Julian L. Steffenhagen (Chairman), Steven B. Gerber, Teresa S. Sligh and Terry Van Der Tuuk. The Board of Directors has determined that each member of the Committee is “independent” as that term is defined under the rules of Nasdaq. The Committee meets as often as necessary to perform its duties and responsibilities. The Committee held two meetings during fiscal 2006 including an executive session without management.

Role of Committee

The Committee operates under a written charter approved by the Board of Directors. A copy of the charter is available at www.hemacare.com under “Investor Relations—Corporate Governance” and is attached hereto as Annex A. The Committee’s purpose is to:

•       Review and approve corporate goals and objectives relevant to compensation of the executive officers.

•       Evaluate the performance of the executive officers in light of those goals and objectives.

•       Determine and approve the compensation level of the executive officers based on this evaluation.

•       Make recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans.

Compensation Committee Process

Annual Evaluation

The Committee meets in executive session at the beginning of each fiscal year to (i) evaluate the performance of the executive officers during the prior fiscal year; (ii) determine their annual bonuses, if any, for the prior fiscal year; (iii) establish their performance goals and objectives for the current fiscal year; (iv) set their base salaries for the current fiscal year; and (v) consider and approve any grants to them of equity incentive compensation. In establishing the performance goals and objectives for the current fiscal year, the Committee discusses with the Chief Executive Officer the Company’s strategic objectives and performance targets.

Management’s Role in Determining Executive Compensation

The Committee approves the final determination of compensation for all the executive officers, including the Named Executive Officers. Judi Irving, the Chief Executive Officer, plays a role in determining executive compensation since she evaluates employee performance, establishes business performance targets and objectives and recommends salary levels and option awards. Ms. Irving also participates in Committee meetings, at the Committee’s request, and provides evaluations and compensation recommendations as to senior executive officers, other than herself.

Compensation Consultant

The Committee’s charter enables the Committee to retain and terminate any consulting firm used to assist in the evaluation of Chief Executive Officer or senior executive compensation, and provides the Committee with the sole authority to approve the consulting firm’s fees and other retention terms. The Committee did not retain a compensation consultant in 2006. In the second quarter of fiscal 2005, the Committee retained Nash & Company (“Nash”) to provide the Committee with current information concerning the compensation practices of companies of comparable size in the Company’s industry.

Peer Group

Nash prepared a compensation survey which included approximately 22 companies in the same industry as the Company and with annual revenues between $15 million and $67 million (the “Peer Executive Group”), covering the compensation paid to the Chief Executive Officer and the Chief Financial Officer in the Peer Executive Group. Nash also prepared a compensation survey which included approximately eight companies in the same industry as the Company and with annual revenues between $17 million and $67 million (the “Peer Medical Director Group”), covering the compensation paid to the National Medical Director. Based on the results of the surveys, the Committee adjusted the compensation for the Company’s Chief Executive Officer, Chief Financial Officer and National Medical Director for 2005. Based on the results of the surveys, the compensation paid by the Company is below the median of those paid to the Chief Executive Officer and the Chief Financial Officer in the Peer Executive Group, and the National Medical Officer in the Peer Medical Director Group.

For 2006, the Committee determined that the surveys provided by Nash in 2005 were relevant to assess the compensation of the Company’s executive officers. Therefore, the Committee relied upon these surveys when establishing the 2006 compensation package for the Chief Executive Officer, the Chief Financial Officer and the National Medical Director.

Compensation Philosophy

The Company’s general compensation philosophy is that compensation programs should be designed to attract, retain and motivate executives critical to the Company’s long-term growth and profitability. In support of this philosophy, the Committee believes that:

•       the total compensation package for executives should be competitive with the total compensation paid to executives with comparable duties by other companies in the Company’s industry that are of similar size and performance;

•       bonus programs should motivate the executive to achieve specific strategic and performance objectives established by the Board; and

•       stock options serve to align the executive’s interests with those of the Company’s shareholders.

Elements of Executive Compensation

Base Salaries

The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and one other most highly compensated executive officer ranked by their total compensation in the Summary Compensation Table below. The chart shows the breakdown between fixed pay through the executives’ base salaries and variable performance-based pay for fiscal 2006.

Name	Title	Base Salaries (%)	Bonus (%)	Equity Awards (%)(1)	All Other Compensation (%)
Judi Irving	President and Chief Executive Officer	56.5	25.8	14.6	3.1
Robert S. Chilton	Executive Vice President, Chief Financial Officer and Corporate Secretary	64.9	15.6	14.3	5.2
Dr. Joshua Levy	National Medical Director	85.0	7.5	4.1	3.4

(1)          Calculated using the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R). See Note 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2007, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS 123(R).

In determining base salaries, the Committee considers the executive’s scope of responsibility, level of experience, individual performance, and past and potential contribution to the Company’s business. To ensure that the base salaries are competitive, the Committee also periodically reviews an independent survey of executive compensation and compares the base salaries to those paid by other companies for similar positions. For fiscal 2006, the Committee considered the results of the 2005 surveys prepared by Nash. Generally, the base salaries are below the median of base salaries paid to officers with comparable duties by companies in the Company’s industry that are of a similar size and similar performance. Each Named Executive Officer’s employment agreement specifies a minimum level of base salary for the executive. Base salaries are reviewed annually, and adjusted from time to time to increase salaries to industry levels after taking into account individual responsibilities, experience, performance and potential contributions.

Bonuses

The Company’s bonus program for executive officers is tied in part to the Company’s achievement of specific financial performance objectives established at the beginning of each fiscal year. In 2006, bonuses were primarily based upon the achievement of income and revenue targets approved by the Board of Directors in December 2005, and achieving specific individual strategic objectives established at the beginning of 2006.

Each Named Executive Officer’s employment agreement specifies the executive’s potential for bonus payments, as a percentage of such executive’s annual base salary. These bonus potential levels are reviewed annually, and may be adjusted from time to time. At the beginning of each fiscal year, the Committee sets a target level for each component of the financial performance objectives. Payment of bonuses is based upon the achievement of such objectives for the current year.

Over the past three years, the Company has achieved performance in excess of the target level three times. The average approximate payout of bonuses as a percentage of base salaries for the Named Executive Officers over the past three years has been 30.4%.  Generally, the Committee sets the target level such that the relative difficulty of achieving the target level is consistent from year to year.

Equity Incentives

In keeping with the Committee’s compensation philosophy, the Committee believes that equity incentive awards serve to align executive’s interests with those of the Company’s shareholders and motivate the executive to achieve the specific strategic and performance objectives established by the Board of Directors. Under the Company’s 2006 Equity Incentive Plan, the Company may grant any type of award whose value is derived from the value of the Common Stock of the Company, including stock awards, options and stock appreciation rights.

The exercise price of the stock options granted to date has been no less than the fair market value of the Common Stock as of the date of grant. To encourage retention, the ability to exercise the option is subject to vesting restrictions. The Committee’s policy is to award options from time to time, which generally vest in five equal increments, with the first increment usually vesting immediately upon grant, and the remaining four increments vesting over the next four years, usually on each anniversary from the grant date. These grants are in recognition of the executive officer’s current and potential contribution to the Company. Decisions made by the Committee regarding the timing and size of subsequent option grants take into consideration the Company’s and the individual’s performance, competitive market practices, and the size and term of option grants made in prior years.

Post-Termination and Change in Control Payments

Ms. Irving entered into an employment agreement with the Company on December 6, 2002. Pursuant to such employment agreement, in the event employment is terminated by the Company for any reason, Ms. Irving will receive a separation payment equal to her then current annual base salary, to be paid monthly over the next year, unless it is determined that she had committed fraud or a crime relating to her duties and employment. In addition, the Company will continue to pay for her health insurance for 18 months. On June 6, 2005, the Company entered into a change of control agreement with Ms. Irving. This change of control agreement provides that for one year following a change of control, if Ms. Irving were to be terminated or constructively terminated, other than for cause, death, disability, retirement or resignation other than for good reason, Ms. Irving will be entitled to the following benefits:  (i) two times her annual base salary (at the highest base salary rate that she was paid in the 12 months prior to the date of termination), due within 30 days after the date of termination, payable either in a lump sum cash payment or in 24 equal monthly installments; (ii) continued health insurance benefits for Ms. Irving and her family for 18 months; and (iii) all her outstanding stock options previously granted under any of the Company’s stock option plans, whether vested or unvested, will be accelerated and become immediately exercisable for six months. The “constructive termination” is deemed to have occurred if: (i) Ms. Irving’s position, authority, duties and responsibilities are not at least commensurate with those held during 120 days preceding the change of control; (ii) Ms. Irving’s annual base salary and bonus compensation is reduced by more than five percent, unless this reduction is part of a uniformly applied program of reductions; (iii) Ms. Irving’s services are required to be performed at a location more than 35 miles from her present location; or (iv) Ms. Irving has to engage in substantially increased amount of travel.

Mr. Chilton entered into an employment agreement with the Company on October 2, 2003. Pursuant to such employment agreement, in the event of termination, Mr. Chilton is entitled to six months severance, unless he has committed gross negligence or illegal acts. On June 6, 2005, the Company entered into a change of control agreement with Mr. Chilton. This change of control agreement provides that for one year following a change of control, if Mr. Chilton were to be terminated or constructively terminated, other than for cause, death, disability, retirement or resignation other than for good reason, Mr. Chilton will be entitled to the following benefits:  (i) one times his annual base salary (at the highest base salary rate that he was paid in the 12 months prior to the date of termination), due within 30 days after the date of termination, payable either in a lump sum cash payment or in 12 equal monthly installments; (ii) continued health insurance benefits for Mr. Chilton and his family for 12 months; and (iii) all his outstanding stock options previously granted under any of the Company’s stock option plans, whether vested or unvested, will be accelerated and become immediately exercisable for six months. The “constructive termination” is deemed to have occurred if: (i) Mr. Chilton’s position, authority, duties and responsibilities are not at least commensurate with those held during 120 days preceding the change of control; (ii) Mr. Chilton’s annual base salary and bonus compensation is reduced by more than five percent, unless this reduction is part of a uniformly applied program of reductions; (iii) Mr. Chilton’s services are required to be performed at a location more than 35 miles from his present location; or (iv) Mr. Chilton has to engage in substantially increased amount of travel.

On March 22, 2000, the Company entered into an employment agreement with Dr. Joshua Levy, which was subsequently amended on March 31, 2005. Pursuant to such employment agreement, as amended, in the event Dr. Levy is terminated by the Company without “cause” (as defined), the Company shall pay Dr. Levy his then current salary and provide the benefits as described in his employment agreement for twelve months after termination. In the event of a “change of control” (as defined) and (i) Dr. Levy is terminated without cause or (ii) the principal place of business of the Company is changed from Southern California within twelve months after the change in control, Dr. Levy is entitled to receive two hundred percent (200%) of the severance provided in the previous sentence.

For a further description of these arrangements, see “Potential Payments Upon Termination or Change in Control.”

The change of control provisions described above provide for payment only upon a change of control and another triggering event, such as a termination without cause. The Committee believes this double trigger requirement maximizes shareholder value because this structure would prevent an unintended windfall to management in the event of a friendly (non-hostile) change in control, which could be a transaction maximizing shareholder value. The Committee believes that these post-termination and change in control arrangements are an important part of overall compensation for our Named Executive Officers because they help to secure the continued employment and dedication of our Named Executive Officers, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change in control.

Additional Benefits

The Named Executive Officers are also entitled to personal benefits, including, but not limited to, an automobile allowance and supplemental life and disability insurance. The Named Executive Officers also receive Company contributions under the HemaCare Corporation 401(k) Profit Sharing Plan on the same basis as all other employees, which is intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board of Directors can approve a match of the employee’s elective deferrals for employees that have been employed by the Company for at least one year. The Board of Directors annually decides whether to match, and the amount of each match. For 2006, the Company elected to contribute a 50% matching contribution up to a maximum of 5% of the employee’s annual compensation, in cash.

Compensation Decisions for Fiscal 2006

In fiscal 2006, the Committee continued to apply the compensation philosophy described above in determining the compensation of the Named Executive Officers.

Early in 2006, the Committee adjusted the base salary for Ms. Irving to $300,000, compared to $250,000 in fiscal 2005. For fiscal 2006, Ms. Irving also had a bonus potential of 50% of her annual base salary based on achieving revenue and expense targets and individual strategic objectives. In March 2007, the Committee approved a bonus for Ms. Irving of $132,000 for fiscal 2006 based upon the achievement of such financial performance targets and objectives. Finally, early in 2006 the Committee approved Ms. Irving’s compensation package to include an increase in annual base salary to $309,000, and a bonus potential of 50% of her annual base salary on achieving profit targets and other objectives. Overall, Ms. Irving received a 3.0% increase in base salary and a 5.6% increase in annual bonus.

In determining Ms. Irving’s total compensation package, the Committee considered the following:

Company performance: The achievement of 2006 revenue and expense targets approved by the Board of Directors in December 2005; and the accomplishment of performance goals and objectives for the Company in 2006 as established by the Board of Directors.

Individual performance: Ms. Irving’s accomplishments with respect to improving staff skills and capabilities, and business development for the Company, in accordance with individual strategic objectives.

Allocation between cash and non-cash component:  The increase in the value of share-based compensation granted to Ms. Irving in fiscal 2006 compared to fiscal 2005; each element of Ms. Irving’s compensation for fiscal 2006 compared to fiscal 2005; and the reasons the Committee had established the amount of each element of compensation.

Internal pay equity:  The relationship between each element of Ms. Irving’s compensation compared to the compensation of each of the Company’s other executive officers; and the results of the surveys conducted by Nash which reviewed the internal pay equity structure at companies in the Peer Executive Group, as a basis for comparison.

Other Factors: The results of the surveys conducted by Nash; and the terms of Ms. Irving’s employment agreement.

Early in 2006, the Committee adjusted the base salary for Mr. Chilton to $200,000, compared to $175,000 in fiscal 2005. For fiscal 2006, Mr. Chilton also had a bonus potential of 40% of his annual base salary based on achieving revenue and expense targets and individual strategic objectives. In March 2007, the Committee approved a bonus for Mr. Chilton of $48,000 for fiscal 2006 based upon the achievement of such financial performance targets and individual strategic objectives. Overall, Mr. Chilton received no increase in base salary and an 11.3% decrease in annual bonus.

The Committee did not make any changes in Dr. Levy’s compensation package for fiscal 2006. For fiscal 2006, Dr. Levy’s base salary was $225,000, with a bonus potential of up to 30% of his annual base salary based on achieving revenue and expense targets and individual strategic objectives. In March 2007, the Committee approved a bonus for Dr. Levy of $20,000 for fiscal 2006 based upon the achievement of such financial performance targets and individual strategic objectives. Overall, for fiscal 2006, Dr. Levy received no increase in base salary and a 54.5% decrease in his annual bonus.

In determining Mr. Chilton’s and Dr. Levy’s total compensation package, the Committee considered the following:

Company performance:  The achievement of revenue and expense targets approved by the Board of Directors in December 2005; and the accomplishment of performance goals and objectives for the Company in 2006 as established by the Board of Directors.

Individual performance:  The contribution of each executive officer; the expertise of each executive officer; and individual strategic objectives to be performed by each executive officer in 2006.

Allocation between cash and non-cash component: The number and vesting of outstanding options; the increase in the value of share-based compensation granted to each executive officer in fiscal 2006 compared to fiscal 2005; each element of the compensation of each executive officer in fiscal 2006 compared to fiscal 2005; and the reasons the Committee had established the amount of each element of such compensation.

Other factors:   The results of the surveys conducted by Nash; and the terms of the officers’ employment agreements.

Tax and Accounting Implications

Deductibility of Compensation

Since the Company’s historical levels of executive compensation have been substantially less than $1,000,000 per employee annually, the Committee has not yet established a policy with respect to qualifying compensation to the Company’s executive officers for deductibility under Section 162(m) of the Code.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The final rules on Code Section 409A were issued on April 10, 2007, effective April 17, 2007. The Committee takes Section 409A into account in determining the form and timing of compensation paid to our executives. The Company operates and administers its compensation arrangements in accordance with reasonable good faith interpretation of the new rules.

Accounting for Share-Based Compensation

Beginning on January 1, 2006, the Company began accounting for share-based compensation in accordance with the requirements of SFAS 123(R).

Conclusion

The Committee believes that the Company’s compensation policies support the Committee’s compensation philosophy that compensation should be designed to attract, retain and motivate executives critical to the Company’s long-term growth and profitability. The Committee believes that for fiscal 2006, the total compensation package for each of the Named Executive Officers is competitive with the total compensation paid to executives with comparable duties by other companies in the Company’s industry that are of similar size and performance. In addition, the Committee believes that the bonus and equity incentives help motivate the executive to achieve specific strategic, profitability, and other performance goals and objectives established by the Board of Directors, and align the executive’s interests with those of the Company’s shareholders.

COMPENSATION COMMITTEE REPORT

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee (the “Committee”) of the Company has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

March 14, 2007

Julian L. Steffenhagen, Chairman
Steven B. Gerber, M.D.
Teresa S. Sligh, M.D.
Terry Van Der Tuuk

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal year ended December 31, 2006. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and one other most highly compensated executive officer ranked by their total compensation in the table below (reduced by the amount in column (h)).

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(1) (d)	Stock Awards ($) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(4) (i)	Total ($) (j)
Judi Irving President and Chief Executive Officer	2006	$289,000	—	—	$75,000	$132,000	—	$16,000	$512,000
Robert S. Chilton Executive Vice President, Chief Financial Officer and Corporate Secretary	2006	$200,000	—	—	$44,000	$48,000	—	$16,000	$308,000
Dr. Joshua Levy National Medical Director	2006	$225,000	—	—	$11,000	$20,000	—	$9,000	$265,000

(1)                 Represents amounts earned during 2006.

(2)                 The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance SFAS 123(R). See Note 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2007, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS 123(R).

(3)                 Bonuses earned in fiscal 2006 based on the achievement of the targets established by the Board of Directors in December 2005 are shown in column (g).

(4)                 Certain of the Company’s executive officers receive personal benefits in addition to salary and cash bonuses, including, but not limited to, automobile allowances, supplemental life and disability insurance, health insurance, and contributions under the HemaCare Corporation 401(k) Profit Sharing Plan. The amount shown in column (i) for “All Other Compensation” consists of the following:

	Year	Ms. Irving	Mr. Chilton	Dr. Levy
Automobile allowance	2006	$4,000	$4,000	—
Supplemental life and disability insurance	2006	$2,000	$2,000	$4,000
Health and dental insurance	2006	$5,000	$5,000	$4,000
Company contributions to HemaCare Corporation 401(k) Profit Sharing Plan	2006	$5,000	$5,000	$1,000
Total	2006	$16,000	$16,000	$9,000

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of awards to the Named Executive Officers under our non-equity and equity incentive plans during 2006.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date (a)	Threshold ($) (b)	Target ($) (c)(1)	Maxi- mum ($) (d)	Thresh- old (#) (e)	Target (#) (f)	Maxi- mum (#) (g)	All Other Stock Awards: Number of Shares of Stock or Units (#) (h)	All Other Option Awards: Number of Securities Underlying Options (#) (i)	Exercise or Base Price of Option Awards ($/Sh) (j)	Grant Date Fair Value of Stock and Option Awards (k)

Judi Irving	3/14/06	—	150,000	—	—	—	—	—	100,000	$2.40	214,000
Robert S. Chilton	3/14/06	—	80,000	—	—	—	—	—	50,000	$2.40	107,000
Dr. Joshua Levy	—	—	68,000	—	—	—	—	—	—	—	—

(1)                The amounts in column (c) reflect the full bonus potential for each executive granted in 2006, and the estimated payout upon achievement of the performance goals and objectives established by the Board of Directors in 2006. These estimated amounts could be earned by the executives in fiscal 2007.

Narrative to Summary Compensation Table and Plan-Based Awards Table

Employment Agreements

Employment Agreement with Judi Irving

Pursuant to a letter agreement dated December 6, 2002 (the “Irving Agreement”), Judi Irving is employed as the Company’s President and Chief Executive Officer. The Irving Agreement provided that Ms. Irving was to receive an annual salary of $200,000 and a $1,000 per month car allowance, to be applied against expenses incurred for the use of her personal vehicle while on Company business. Additionally, the Irving Agreement provides that Ms. Irving receive a bonus with the potential to earn up to forty percent (40%) of her annual base salary based on achieving profit targets and other objectives. In addition, starting in 2004, Ms. Irving’s bonus potential increased to fifty percent (50%) of her annual base salary based on achieving profit targets and other objectives. Ms. Irving’s compensation package is reviewed annually by the Compensation Committee. Ms. Irving’s current compensation package is discussed under “Compensation Discussion and Analysis.”  Ms. Irving also has a change of control agreement with the Company, as discussed under “Potential Payments Upon Termination and Change in Control.”

Employment Agreement with Robert S. Chilton

Pursuant to a letter agreement dated October 2, 2003 (the “Chilton Agreement”), Robert Chilton is employed as the Company’s Executive Vice President and Chief Financial Officer. The Chilton Agreement provided that Mr. Chilton was to receive an annual salary of $160,000 and a $600 per month car allowance, to be applied against expenses incurred for the use of his personal vehicle while on

Company business. The Chilton Agreement provided that Mr. Chilton receive a bonus of up to thirty percent (30%) of his annual base salary (starting in 2004) for achieving specified goals determined by the Chief Executive Officer. Additionally, the Chilton Agreement provided that Mr. Chilton receive a bonus of $10,000 in March 2004 based on achieving profit targets and other objectives in 2003. Mr. Chilton’s compensation package is reviewed annually by the Compensation Committee. Mr. Chilton’s current compensation package is discussed under “Compensation Discussion and Analysis.”  Mr. Chilton also has a change of control agreement with the Company, as discussed under “Potential Payments Upon Termination and Change in Control.”

Employment Agreement with Dr. Joshua Levy

On March 22, 2000, the Company entered into an employment agreement with Dr. Joshua Levy, which was subsequently amended on March 31, 2005 (the “Levy Agreement”). Dr. Levy is a co-founder of the Company and has been a Medical Director of the Company since its inception. The Levy Agreement provided that Dr. Levy would receive an annual base salary of $225,000, a car allowance of $1,000 per month, to be applied against expenses incurred for the use of his personal vehicle while on Company business, and a bonus of up to thirty percent (30%) of his annual base salary for achieving specified goals as determined by the Chief Executive Officer. The term of the Levy Agreement is one year and is renewed automatically for subsequent one year terms unless written notice of termination is given by either party to the other not less than ninety (90) days before the end of the initial term or any subsequent one year renewal term. The Levy Agreement also provides for payments upon termination and a change in control, as discussed under “Potential Payments Upon Termination and Change in Control.”

Employee Benefit Plans

HemaCare Corporation 401(k) Profit Sharing Plan

In 1990, the Company adopted the HemaCare Corporation 401(k) Profit Sharing Plan (the “Profit Sharing Plan”), which is intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company has amended the Profit Sharing Plan, from time to time, and last amended the plan in 2006. To be eligible, an employee must have been employed by the Company for at least thirty days, and be at least 21 years old. The Board of Directors can approve a match of the employee’s elective deferrals for employees that have been employed with the Company for at least one year. The Board of Directors annually decides whether to match, and the amount of each match. For 2006, the Company elected to contribute a 50% matching contribution up to a maximum of 5% of the employee’s annual compensation, in cash, into the Profit Sharing Plan.

Stock Option Plans

In 1996, the Board of Directors, with shareholder approval, adopted the Company’s 1996 Stock Incentive Plan (the “1996 Plan”). The purposes of the 1996 Plan are to (i) enable the Company to attract, motivate and retain top-quality directors, officers, employees, consultants and advisors, (ii) provide substantial incentives for such persons to act in the best interests of the shareholders of the Company, and (iii) reward extraordinary effort by such persons on behalf of the Company. The 1996 Plan provides for awards in the form of stock options, which may be either “incentive stock options” within the meaning of Section 422 of the Code, or non-qualified stock options, or restricted stock. The 1996 Plan expired on July 14, 2006, and no additional shares are available to be issued under the 1996 Plan. As of the Record Date, there were options outstanding under the 1996 Plan for 1,776,000 shares of Common Stock with exercise prices ranging from $0.32 to $2.52 and with expiration dates ranging from March 20, 2007 to May 23, 2016. As of the Record Date, 475,000 shares of Common Stock had been issued upon exercise of stock options granted under the 1996 Plan.

In May 2006, the shareholders adopted the 2006 Equity Incentive Plan (the “2006 Plan”). The purpose of the 2006 Plan is to encourage ownership in the Company by key personnel whose long-term service is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the shareholders’ interest and share in the Company’s success. The 2006 Plan provides for awards in the form of stock options, which may be either “incentive stock options” within the meaning of Section 422 of the Code, or non-qualified stock options, stock awards, stock appreciation rights, or cash incentive payments. The total number of shares of Common Stock available for distribution under the 2006 Plan is 1,200,000. As of the Record Date, there were no options outstanding under the 2006 Plan.

Employee Stock Purchase Plan

In March 2004, the Board of Directors adopted the Company’s Employee Stock Purchase Plan (the “ESPP”) pursuant to which directors, officers and employees can purchase from the Company shares of the Company’s Common Stock. Purchases under the ESPP may be made during each of the five business day periods (a “Purchase Period”) commencing on the thirteenth business day following the Company’s public announcement of its results of operations for the previous quarterly period. The purchase price is equal to the average closing price of the Common Stock during the ten trading days immediately preceding the Purchase Period. The total number of shares of Common Stock reserved for sale under the ESPP is 1,000,000. Since the inception of the plan, 235,000 shares of the Company’s Common Stock have been purchased by qualified directors and officers.

Salary and Bonus in Proportion to Total Compensation

See “Compensation Discussion and Analysis” for the breakdown between fixed pay through the executives’ base salaries and variable performance-based pay for fiscal 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by each of the Named Executive Officers as of December 31, 2006.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Options (#) Unexercisable (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($) (g)	Equity Inventive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (i)
Judi Irving	150,000	—	—	.32	12/08/12	—	—	—	—
	50,000	50,000		.46	03/21/14
	26,000	39,000		1.41	03/16/15
	20,000	80,000		2.40	03/13/16
Robert S. Chilton	60,000	40,000	—	.80	11/24/13	—	—	—	—
	20,000	30,000		1.41	03/16/15
	10,000	40,000		2.40	03/13/16
Dr. Joshua Levy	100,000	—	—	.63	05/13/08	—	—	—	—
	50,000	—		2.38	03/21/10
	20,000	30,000		1.41	03/16/15

(1)             The options generally vest in five equal increments, with the first increment usually vesting immediately upon grant, and the remaining four increments vesting over the next four years, usually on each anniversary from the grant date.

OPTION EXERCISES AND STOCK VESTED

The table disclosing certain information regarding exercises of options and vesting of restricted stock held by the Named Executive Officers is omitted because none of the Named Executive Officers exercised any options or had any restricted stock vest during the year ended December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to shares of Common Stock that may be issued under the equity compensation plans as of December 31, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Equity Compensation Plans Approved by Security Holders	1,836,000	$1.27	1,200,000
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,836,000	$1.27	1,200,000

(1)          Shares issuable pursuant to outstanding options under the 1996 Plan.

(2)          Shares available pursuant to the 2006 Plan.

PENSION BENEFITS

The table disclosing the actuarial present value of each Named Executive Officer’s accumulated benefit under defined benefit plans, the number of years of credited service under each such plan, and the amount of pension benefits paid to each of the Named Executive Officers during the year is omitted because the Company does not have a defined benefit plan for Named Executive Officers. The only retirement plan available to Named Executive Officers in 2006 was the Company’s Profit Sharing Plan, as discussed above under “Employee Benefit Plans,” which is available to all employees.

NONQUALIFIED DEFERRED COMPENSATION

The table disclosing contributions to nonqualified defined contributions and other deferred compensation plans, each executive’s withdrawals, earnings and fiscal year ended balances in those plans is omitted because the Company has no nonqualified deferred compensation plans or benefits for executive officers or other employees of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following sets forth potential payments payable to the Named Executive Officers upon termination of their employment or a change in control of the Company.

Payment Upon Termination Without Cause

Pursuant to Judi Irving’s employment agreement, if her employment is terminated by the Company for any reason (except if the Company has determined that she committed fraud or a crime relating to her duties and employment), and she releases the Company from any liability in relation to her employment, she will receive a severance payment equal to her then current yearly base salary, to be paid monthly over the next year. In addition, the Company will pay her health insurance COBRA contribution for 18 months. Pursuant to Robert Chilton’s employment agreement, if his employment is terminated by the Company for any reason (except for gross negligence or illegal acts), and he releases the Company from any liability in relation to his employment, he will receive a severance payment equal to six months of his salary. His severance will be paid monthly.

Under Dr. Levy’s employment agreement, if his employment is terminated by the Company without “cause,” or if he terminates his employment agreement with the Company under the following circumstances: (i) the Company fails to comply with the material terms of his employment agreement after opportunity to cure is given to the Company; (ii) any material reduction in his base salary or fringe benefits; (iii) the Company sells substantially all its assets; (iv) at least two-thirds of the Company’s shares are sold; or (v) the Company is liquidated; Dr. Levy is entitled to his then current base salary, and his health/dental insurance, long-term disability insurance, and term life insurance for a period of 12 months after his termination. The Company may, at its option, make the payments to Dr. Levy in a lump sum payment, or monthly.

As used in Dr. Levy’s employment agreement, “cause” means the willful failure to substantially perform his duties in accordance with his employment agreement, the conviction of a crime involving a felony, fraud, embezzlement or the like, any conduct potentially injurious to the Company, or failure to remain licensed to practice medicine in the State of California.

Payment Upon Termination With Cause

If in connection with Ms. Irving’s termination, the Company determines that she has committed fraud or a crime relating to her duties and employment, she will receive no severance payments under her employment agreement. Pursuant to Mr. Chilton’s employment agreement, if in connection with his termination, he has committed gross negligence or illegal acts, he will not receive any severance payment. If Dr. Levy is terminated for “cause” as described above, he will not receive any severance payment or benefits.

The vesting of any options awarded to the Named Executive Officers and their ability to exercise them upon termination will be governed by the terms of the 1996 Plan and the 2006 Plan and their stock option agreements. The 1996 Plan generally provides, that if the executive is terminated for any reason other than for cause, as determined by the Compensation Committee of the Board of Directors, death or “disability” (as defined), vested options will be exercisable until the earlier of (i) the expiration date of the option (generally ten years from date of grant), or (ii) for three months after the termination date of the executive, unless otherwise specified in the award agreement. In the event the executive is terminated for cause, the Compensation Committee can choose to terminate any or all of any unexercised vested options. The 2006 Plan generally provides, that if the executive is terminated for any reason other than for death or “disability” (as defined), vested options will be exercisable until the earlier of (i) the expiration date of the option (generally ten years from date of grant), or (ii) for three months after the termination date of the executive, unless otherwise specified in the award agreement. Under the 2006 Plan, the Compensation Committee of the Board of Directors can establish specific terms and conditions associated with the exercise of options. Although the Company has not issued any awards under the 2006 Plan, it is expected the plan agreements will include requirements that in the event an employee is terminated for “cause” (as defined in the plan agreements), the unexercised vested options will terminate.

Payment Upon Termination Due To Death or Disability

The 1996 Plan generally provides, that if the executive dies or is “disabled” (as defined), the option will be exercisable by the executive or the executive’s successor, as applicable, until the earlier of (i) the expiration date of the option (generally ten years from date of grant), or (ii) for six months after such death or “disability,” to the extent such option was vested on the date of death or disability, unless otherwise specified in the award agreement. The 2006 Plan generally provides, that if the executive dies or is “disabled” (as defined), the option will be exercisable by the executive or the executive’s successor, as applicable, until the earlier of (i) the expiration date of the option (generally ten years from date of grant), or (ii) for 12 months after such death or “disability,” to the extent such option was vested on the date of death or disability, unless otherwise specified in the award agreement. The Named Executive Officers are also entitled to receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. The employment agreements do not provide for a payment to the executives in the event of termination due to death or disability.

Payment Upon a Change in Control

Ms. Irving and Mr. Chilton have each entered into change of control agreements, dated June 6, 2005, with the Company. Mr. Irving’s change of control agreement provides that for one year following a change of control, if Ms. Irving were to be terminated or constructively terminated, other than for cause, death, disability, retirement or resignation other than for good reason, Ms. Irving will be entitled to the following benefits: (i) two times her annual base salary (at the highest base salary rate that she was paid in the 12 months prior to the date of termination), due within 30 days after the date of termination, payable either in a lump sum cash payment or in 24 equal monthly installments; (ii) continued health insurance benefits for Ms. Irving and her family for 18 months; and (iii) all her outstanding stock options previously granted under any of the Company’s stock option plans, whether vested or unvested, will be accelerated and become immediately exercisable for six months. The “constructive termination” is deemed to have occurred if: (i) Ms. Irving’s position, authority, duties and responsibilities are not at least commensurate with those held during 120 days preceding the change of control; (ii) Ms. Irving’s annual base salary and bonus compensation is reduced by more than five percent, unless this reduction is part of a uniformly applied program of reductions; (iii) Ms. Irving’s services are required to be performed at a location more than 35 miles from her present location; or (iv) Ms. Irving has to engage in substantially increased amount of travel.

Mr. Chilton’s change of control agreement provides that for one year following a change of control, if Mr. Chilton were to be terminated or constructively terminated, other than for cause, death, disability, retirement or resignation other than for good reason, Mr. Chilton will be entitled to the following benefits: (i) one times his annual base salary (at the highest base salary rate that he was paid in the 12 months prior to the date of termination), due within 30 days after the date of termination, payable either in a lump sum cash payment or in 12 equal monthly installments; (ii) continued health insurance benefits for Mr. Chilton and his family for 12 months; and (iii) all his outstanding stock options previously granted under any of the Company’s stock option plans, whether vested or unvested, will be accelerated and become immediately exercisable for six months. The “constructive termination” is deemed to have occurred if: (i) Mr. Chilton’s position, authority, duties and responsibilities are not at least commensurate with those held during 120 days preceding the change of control; (ii) Mr. Chilton’s annual base salary and bonus compensation is reduced by more than five percent, unless this reduction is part of a uniformly applied program of reductions; (iii) Mr. Chilton’s services are required to be performed at a location more than 35 miles from his present location; or (iv) Mr. Chilton has to engage in substantially increased amount of travel.

A change in control under the change of control agreements means the occurrence of any one (or more) of the following:

•       any person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acquiring 30% or more of either: (i) the outstanding shares of Common Stock of the Company (unless it is an acquisition directly from the Company, or by the Company, by any employee benefit plan maintained by the Company, or a transaction to change the state of incorporation); or (ii) the combined voting power of the outstanding voting securities of the Company entitled to vote in the election of the Board;

•       the incumbent Board ceasing to constitute a majority of the Board, provided that a new director who was approved by a majority of the incumbent Board is considered as though he were a member of the incumbent Board (but excluding any new director who assumes office as a result of an election contest);

•       consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets (unless following such transaction: (i) the current beneficial owners of stock of the Company continue to own more than 60% of the outstanding shares and the total number of votes for the election of the Board; (ii) no person owns 30% of the outstanding shares or combined voting power of the resulting company; and (iii) a majority of the board resulting from such transaction were members of the incumbent Board at the time of the transaction); or

•       approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Dr. Levy does not have a change of control agreement with the Company, but his employment agreement provides that for one year following a change of control, if Dr. Levy were to be terminated without “cause” (as defined above), or (ii) the principal place of his employment is changed from Southern California, he will be entitled to receive two times the amount of severance that he would be entitled to, as described above under “Payment Upon Termination Without Cause.” Under Dr. Levy’s employment agreement, a change of control means:

•       any person, including a group as defined in Section 13(d)(3) of the Exchange Act, acquiring 50% or more of the combined voting power of the outstanding voting securities of the Company entitled to vote in the election of the Board;

•       approval by the Board of a reorganization, merger or consolidation of the Company (unless following such transaction: (i) the current beneficial owners of stock of the Company continue to own more than 50% of the outstanding shares and the total number of votes for the election of the Board; (ii) no person owns 50% of the outstanding shares or combined voting power of the resulting company; or (iii) all or substantially all the Company’s assets continue to be owned by an affiliate of the Company).

The 1996 Plan and the 2006 Plan provide for accelerated vesting of outstanding options in the event of a change of control. Under the 2006 Plan, a change of control means:

•       any merger or consolidation in which the Company shall not be the surviving entity, or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the common stock in substantially the same proportions as immediately prior to such transaction;

•       the sale of all or substantially all of the Company’s assets to any other person or entity, other than a wholly-owned subsidiary;

•       the acquisition of beneficial ownership of a controlling interest in the outstanding shares of common stock by any person or entity;

•       the dissolution or liquidation of the Company;

•       a contested election of directors, as a result of which or in connection with which the persons who were directors before such election or their nominees cease to constitute a majority of the Board; or

•       any other event specified by the Board, or a committee of the Board, regardless of whether at the time an award is granted or thereafter.

The following table shows the potential payments upon termination or a change in control of the Company for each of the Named Executive Officers assuming each of the Named Executive Officer’s employment was terminated on December 31, 2006, and assuming that the change in control occurred at December 31, 2006 and the Named Executive Officer’s employment was terminated without cause on December 31, 2006, in connection with such change in control. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time they become eligible for such payments.

Name	Voluntary Termination(1) (a)	Termination With Cause(2) (b)	Termination Without Cause(1)(3) (c)	Change in Control(1)(4) (d)	Death(1)(5) (e)	Disability(1)(6) (f)
Judi Irving	$533,000	—	$842,000	$1,345,000	$833,000	$583,000
Robert S. Chilton	$152,000	—	$252,000	$498,000	$352,000	$202,000
Dr. Joshua Levy	$267,000	—	$512,000	$757,000	$492,000	$317,000

(1)          Includes the unrealized value of vested stock options of 246,000 shares for Judi Irving ($533,000), 90,000 shares for Robert Chilton ($152,000) and 170,000 shares for Dr. Joshua Levy ($267,000), as of December 31, 2006, calculated by multiplying the number of shares underlying the vested options by the difference between the exercise price and the closing price of our Common Stock on December 29, 2006.

(2)          Assumes the Compensation Committee of the Board of Directors terminates any vested unexercised stock options as a result of a termination for “cause” as defined in the 1996 Plan.

(3)          Includes the estimate of the payments and benefits that each Named Executive Officer would receive assuming each of the Named Executive Officers’ employment was terminated without “cause” on December 31, 2006 or if Dr. Levy terminated his employment agreement under the circumstances discussed under “Payment Upon Termination Without Cause.” The table below includes estimated amounts only and does not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time they become eligible for such payments.

Name	Base Salary	Medical Benefits Continuation (a)	Life Insurance and Disability Benefits (b)
Judi Irving	$300,000	$9,000	—
Robert S. Chilton	$100,000	—	—
Dr. Joshua Levy	$225,000	$12,000	$8,000

(a)          Reflects the estimated lump sum value of premiums to be paid on behalf of the executive under the medical benefit plans, based on current premium rates, and excluding any employee contributions.

(b)         Reflects the estimated lump sum value of cost of coverage for life insurance and disability benefits to be paid on behalf of the executive.

(4)          Includes the value of the contractually required accelerated vesting of 169,000 shares ($203,000) for Judi Irving and 110,000 shares ($138,000) for Robert Chilton, calculated by multiplying the number of shares underlying the accelerated options by the difference between the exercise price and the closing price of our Common Stock on December 29, 2006. These awards would become vested and the number shown represents the IRS value under Section 4999 of the Code due to the vesting of these awards. Assumes options exercised due to accelerated vesting are exercised and the underlying shares sold as of December 31, 2006. This amount also includes (i) for Ms. Irving: $600,000 (which is two times Ms. Irving’s then current base salary) and $9,000 for the provision of continued health benefits for 18 months; (ii) for Mr. Chilton: $200,000 (which is Mr. Chilton’s current base salary) and $8,000 for the provision of continued health benefits for 12 months; and (iii) for Dr. Levy: $490,000 (which is two times the amount he would have received upon a termination without cause (excluding the amounts in footnote (1)), as disclosed in footnote (3)).

(5)          In addition to the amounts reported in column (a), includes the estimated present value of the proceeds payable to the executive’s beneficiaries upon death.

(6)          In addition to the amounts reported in column (a), includes the estimated lump sum present value, using 8% as the discount rate, of all future payments which the executive would be entitled to receive under the Company’s disability program.

Non-competition and non-solicitation provisions

Pursuant to Dr. Levy’s employment agreement, Dr. Levy shall not, during the term of his employment agreement or at any time thereafter, disclose or use any confidential information of the Company, including trade secrets, business or proprietary information, unless such disclosure is required by applicable law or such information is publicly known (other than as a result of the violation of such non-disclosure clause by him). Upon termination, Dr. Levy shall deliver to the Company all confidential information within his possession or control. Under his employment agreement, Dr. Levy is not to solicit any of the customers, other employees or independent contractors of the Company and he is not to disrupt, damage, impair or interfere with the business of the Company in any manner, including disrupting the Company’s relationships with its agents, independent contractors, representatives or vendors.

REPORT OF AUDIT COMMITTEE

The Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Board of Directors maintains an Audit Committee comprised of three of the Company’s directors. Each member of the Audit Committee meets the independence requirements of the Nasdaq Stock Market and the SEC. Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

•       Reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2006 including, but not limited to, explanations for significant trends and variations in accounts between years, critical accounting policies and areas of judgment, and all alternative treatments of financial information within generally accepted accounting principles; and

•       Obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States.

The Audit Committee is responsible for selecting and periodically evaluating the performance of the independent registered public accounting firm and, if necessary, recommending that the Board of Directors replace the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee:

•       Discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (“Communication with Audit Committees”), and

•       Received and discussed with the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by Independent Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and whether the rendering of any non-audit services provided by them to the Company during fiscal 2006 was compatible with their independence.

The Audit Committee operates under a written charter, which was adopted by the Board of Directors and is assessed annually for adequacy by the Audit Committee. The Audit Committee held four meetings during fiscal 2006. The Audit Committee evaluates its charter at least once each year and submits any recommended changes to the Board of Directors. In March 2007, the Audit Committee reviewed the charter and recommended changes to the Board of Directors, which were approved.

In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States) or that the Company’s registered public accounting firm is independent.

Based upon the reviews and discussions described above, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee

March 14, 2007

Steven Gerber, M.D., Chairman
Julian L. Steffenhagen
Terry Van Der Tuuk

Code of Ethics

The Company has adopted a Code of Ethics that applies to its directors, principal executive officers and senior financial officers as required by the rules promulgated by the SEC. A copy of the Code of Ethics is available free of charge by writing to HemaCare Corporation, attention Corporate Secretary, 15350 Sherman Way, Suite 350, Van Nuys, California 91406 or can be found on the Company’s website at www.hemacare.com. The Company intends to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on our website within ten business days following the date of such amendment or waiver.

Certain Relationships and Related Transactions

Joshua Levy, M.D., the National Medical Director of the Company and a shareholder, through his private practice in Sherman Oaks, California, treats patients who require therapeutic services. Sales by the Company to hospital customers for therapeutic services provided to Dr. Levy’s patients amounted to approximately 2%, or less, of the Company’s total revenues in each of the three years ended December 31, 2006. There are no agreements between Dr. Levy and the Company’s hospital customers that require the hospitals to select the Company to provide therapeutic services to Dr. Levy’s patients.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act, and the SEC’s rules thereunder, require the Company’s directors, executive officers and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all reports they file. The SEC has established specific due dates for these reports and requires the Company to report in this Proxy Statement any failure by these persons to file or failure to file on a timely basis. To our knowledge, based solely on a review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2006 fiscal year our directors, executive officers and persons who own more than 10% of our Common Stock filed timely all reports required to be filed under Section 16(a) during our 2006 fiscal year.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of the Audit Committee, has ratified the selection of Stonefield Josephson, Inc. (“Stonefield”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Although this appointment is not required to be submitted to a vote of the Shareholders, the Audit Committee believes it is appropriate as a matter of policy to request that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting, the Board of Directors will consider the selection of another independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007

Stonefield has audited the Company’s financial statements for fiscal 2004, 2005 and 2006 and has been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2007. All professional services rendered by Stonefield during 2006 were furnished at customary rates and terms. Representatives of Stonefield are expected to be present at the Meeting. They will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from Shareholders.

The Company paid the following fees to Stonefield for fiscal years 2005 and 2006:

	Year ended December 31,
	2006	2005
Audit Fees and Expenses
Audit Fees	$50,000	$68,000
Audit-Related Fees	37,000	15,000
Tax Fees	—	—
Other Fees	—	—
Total	$87,000	$83,000

Audit Fees include fees for the audit examination of the Company’s annual financial reports as presented in Form 10-K, and fees for the review of the Company’s quarterly financial reports as presented in Form 10-Q. Audit-Related Fees are assurance and related services (e.g., due diligence services) that more specifically include, among others, employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. Tax Fees include fees to prepare the required Federal and the various state tax returns, in addition to preparing any extensions, quarterly estimates or other related services. Other Fees include any other fees not included in the other three categories, and generally include fees related to providing consents for the inclusion of previously audited financial statements in the Company’s various public filings and tax consultation services.

The Audit Committee administers the Company’s engagement of Stonefield and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Stonefield, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services. The Audit Committee has determined that performance by Stonefield of any non-audit services related to the fees on the table above did not affect their independence. Prior to engagement, the Audit Committee pre-approves all independent registered public accounting firm services. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise in which it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSALS OF SHAREHOLDERS FOR 2008 ANNUAL MEETING

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. See “General Information - Procedures for Shareholder Proposals” and “Procedures for Shareholder Nominations.” The 2008 annual meeting of shareholders is presently expected to be held on or about May 21, 2008.

SEC rules provide that any shareholder proposal to be included in the proxy statement for the Company’s 2008 annual meeting must be received by the Secretary of the Company at the Company’s offices at 15350 Sherman Way, Suite 350, Van Nuys, California 91406 prior to December 21, 2007, in a form that complies with applicable regulations. If the date of the 2008 annual meeting is advanced or delayed more than 30 days from the date of the 2007 annual meeting, shareholder proposals intended to be included in the proxy statement for the 2008 annual meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2008 annual meeting. Upon any determination that the date of the 2008 annual meeting will be advanced or delayed by more than 30 days from the date of the 2007 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

SEC rules also govern a company’s ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. In the event a shareholder proposal is not submitted to the Company prior to March 6, 2008, the proxies solicited by the Board of Directors for the 2008 annual meeting of shareholders will confer authority on the proxyholders to vote the shares in accordance with the recommendation of the Board of Directors if the proposal is presented at the 2008 annual meeting of shareholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2008 annual meeting is advanced or delayed more than 30 days from the date of the 2007 annual meeting, then the shareholder proposal must not have been submitted to the Company within a reasonable time before the Company mails the proxy statement for the 2008 annual meeting.

FORM 10-K

A copy of the Company’s Form 10-K for the fiscal year ended December 31, 2006 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the Proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Stonefield Josephson, Inc., the Company’s independent registered public accounting firm for fiscal 2004, 2005 and 2006.

The Company will provide a copy of the exhibits to its Form 10-K for the fiscal year ended December 31, 2006 upon the written request of any beneficial owner of the Company’s securities as of the Record Date and reimbursement of the Company’s reasonable expenses. Such request should be addressed to the Company c/o Robert S. Chilton, Corporate Secretary, at 15350 Sherman Way, Suite 350, Van Nuys, California 91406. The Form 10-K and exhibits are available at no charge on the SEC’s website, www.sec.gov.

SHAREHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,
HEMACARE CORPORATION

Robert S. Chilton, Secretary
April 20, 2007
Van Nuys, CA

Annex A

CHARTER OF THE
COMPENSATION COMMITTEE OF
HEMACARE CORPORATION

1.                 PURPOSE

The purpose of the Compensation Committee (the “Committee”) of HemaCare Corporation (the “Company”) is to help to ensure that 1) the executive officers of the Company and its subsidiaries are compensated in a manner consistent with the compensation program of the Company determined by the Board of Directors (the “Board”), 2) the treatment of all executive officers is in an equitable and consistent manner, 3) the Company maintains the ability to recruit and retain qualified executive officers, and 4) the requirements of the appropriate regulatory bodies are upheld. The Committee shall also communicate to the stockholders the compensation policies of the Company and the method for establishing compensation for the Chief Executive Officer (“CEO”) and the other executive officers of the Company. To carry out this purpose, the Committee shall:

(1)   Review and approve corporate goals and objectives relevant to compensation of the executive officers.

(2)   Evaluate the performance of the executive officers in light of those goals and objectives.

(3)   Determine and approve the compensation level of the executive officers based on this evaluation.

(4)   Make recommendations to the Board with respect to incentive-compensation plans and equity-based plans.

2.                 COMMITTEE MEMBERSHIP AND ORGANIZATION

The Committee shall be comprised of no fewer than three members. Each member of the Committee shall be “independent” as defined by the rules of the National Association of Securities Dealers (“NASD”) and the Securities and Exchange Commission (“SEC”). In addition, each member shall be a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and shall satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. The members of the Committee shall be appointed and replaced by the Board. The Board shall appoint one of the members as Chair.

This Committee shall communicate with and work closely with the Board. To foster such communication, the CEO of the Company may be invited to attend meetings on a non-voting basis, provided the CEO may not be present during voting or discussion of his or her compensation.

3.                 COMMITTEE RESPONSIBILITIES AND AUTHORITY

To carry out its purposes expressed in Paragraph 1 above, the Committee shall have the following responsibilities and authority. Delegation by the Board of responsibilities to the Committee shall not preclude the Board from taking any action permitted to be taken under governing law, rules or regulations applicable to the Company, provided that the Committee shall have sole authority to retain and terminate any consulting firm used to assist in the evaluation of director, CEO or senior executive compensation, including sole authority to approve the consulting firm’s fees and other retention terms.

(1)   Review from time to time and approve the Company’s compensation program to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation supports Company objectives and stockholder interests.

A-1

(2)   Determine all elements of compensation for the executive officers. The CEO may not be present during voting on or discussion of his/her compensation.

(3)   Determine the long-term incentive component of compensation for the executive officers based on the considerations adopted by the Board.

(4)   Annually review the performance of the CEO and the executive officers of the Company, and report on the Committee’s review to the Board and the CEO.

(5)   Produce the annual Board Compensation Committee Report to Stockholders on the factors and criteria on which the compensation for the CEO and other executive officers in the last year was based, to be included in the Company’s proxy statement for its annual meeting or Annual Report on Form 10-K filed with the SEC.

(6)   Allocate awards under the Company’s incentive compensation plans, provided that the Committee may delegate to the CEO or another executive officer the authority to allocate stock options among employees who are not executive officers, subject to applicable law and the limits and guidelines established by the Committee.

(7)   Review and re-examine this Charter, as needed, and make recommendations to the Board with respect to any proposed changes.

4.                 MEETING AND MINUTES

(1)   The Committee will meet, as required, in response to the needs of the Board and as necessary to fulfill their responsibilities.

(2)   The Committee will maintain written minutes of its meetings, which will be filed with the minutes of the meetings of the Board.

A-2

Annex B

HEMACARE CORPORATION

AUDIT COMMITTEE CHARTER
As amended March 14, 2007

PURPOSE

The purpose of the Audit Committee (the “Committee”) is to provide assistance to the Board of Directors (the “Board”) of HemaCare Corporation, a California corporation (the “Company”), in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

In the exercise of its oversight responsibilities, it is not the duty of the Committee (i) to plan or conduct audits or (ii) to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of the outside auditor and management, respectively. Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the California General Corporation Law (the “CGCL”). Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the CGCL, to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, the Board or the Company by its officers or employees or by outside experts such as the outside auditor.

MEMBERSHIP

The Committee shall consist of at least three members of the Board. The members shall be appointed by action of the Board consistent with the Bylaws of the Company (the “Bylaws”) and shall serve at the discretion of the Board. Each Committee member shall satisfy the “independence” requirements of the Nasdaq Stock Market and the rules promulgated by the Securities and Exchange Commission, and shall not have participated in the preparation of the financial statements of the Company or any subsidiary during the past three years. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement . At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background (including a current or past position as a chief executive, chief financial officer or other senior officer with financial oversight responsibilities) which results in the Committee member’s financial sophistication.

COMMITTEE ORGANIZATION AND PROCEDURES

1.                The members of the Board shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

2.                The Committee shall have the authority to establish its own rules and procedures consistent with the Bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

3.                The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

4.                The Committee may, in its discretion, include in its meetings members of the Company’s financial management, representatives of the outside auditor and other financial personnel employed or retained by the Company. The Committee may meet the outside auditor in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence. The Committee may likewise meet privately with management, as it deems appropriate.

5.                The Committee may, in its discretion, utilize the services of the Company’s regular corporate legal counsel and advisers or, at its discretion, retain other legal counsel and other advisers, as it determines to carry out its duties.

6.                The Committee shall be entitled to appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the Committee under Paragraph 5 of this section; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

RESPONSIBILITIES

Outside Auditor

7.                The Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In this regard, the Committee shall select and periodically evaluate the performance of the outside auditor and, if necessary, replace the outside auditor. As appropriate, the Committee shall recommend to the Board the nomination of the outside auditor for stockholder approval at any meeting of stockholders. Each such registered public accounting firm shall report directly to the Committee.

8.                Before the outside auditors is engaged to render audit or non-audit services, the Committee shall approve the engagement including the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

9.                The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with the Independence Standards Board Standard 1. The committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor’s report to satisfy itself of the auditor’s independence.

Annual Audit

10.         The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

11.         The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

12.         The Committee shall review(1) and discuss the audited financial statements with the management of the Company.

13.         The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements, (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor, (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

14.         The Committee shall, based on the review and discussions in paragraphs 12 and 13 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 9 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review

15.         The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission (the “SEC”), prior to the filing of the Form 10-Q.

Internal Controls

16.         The Committee shall discuss with the outside auditor and management, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

17.         The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

Complaints

18.         The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters

(1)          Auditing literature, particularly, Statement of Accounting Standards No. 71 defines the term “review” to include a particular set of required procedures to be undertaken by independent accountants. The members of the Committee are not independent accountants, and the term “review” as used in this Charter is not intended to have this meaning. Consistent with Footnote 47 of SEC Release No. 34-42266, any use in this Charter of the term “review” should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

Other Responsibilities

19.         The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

20.         The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 306 of Regulation S-K of the SEC.

21.         The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee’s actions and recommendations, if any.

HEMACARE CORPORATION

Annual Meeting of Shareholders May 23, 2007

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF

HEMACARE CORPORATION

The undersigned shareholder(s) of HemaCare Corporation  (the “Company”) appoints Judi Irving as proxy, with the power to appoint her respective substitutes, and authorizes her to represent and to vote, as designated below (including, as to the election of directors, the discretionary authority to cumulate votes), all the shares of Common Stock of the Company held of record by the undersigned on April 12, 2007, at the annual meeting of shareholders to be held on May 23, 2007 (the “Meeting”) or any continuation, adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE, AND “FOR” RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING, A PROPOSAL TO ADJOURN OR POSTPONE THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDER IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

(Continued, and to be signed on back)

HEMACARE CORPORATION

Please Detach Here

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope

FOLD AND DETACH PROXY CARD HERE

(continued from other side)

1.	ELECTION OF DIRECTORS:			The undersigned hereby ratifies and confirms all that the
Proxyholder, or her substitutes, shall lawfully do or cause to
	Please mark only one box per nominee. If no vote is			be done by virtue hereof and hereby revokes any and all the
	indicated for any nominee, this Proxy will be voted for the			proxies heretofore given by the undersigned to vote at the
	election of such nominee.			Meeting. The undersigned hereby acknowledges receipt of
		Vote For	Withhold Authority to Vote	Notice of Annual Meeting and Proxy Statement
	JULIAN L. STEFFENHAGEN	☐	☐	accompanying said notice.

	STEVEN B. GERBER, M.D.	☐	☐	The Proxy will be voted in accordance with the instructions
set forth above. If instructions are not given, this Proxy
	JUDI IRVING,	☐	☐	will be treated as a GRANT OF AUTHORITY TO VOTE
“FOR” the election of all nominees whose names appear
	TERESA S. SLIGH, M.D.	☐	☐	above, and “FOR” ratification of the appointment of
Stonefield Josephson, Inc. as the Company’s independent
	TERRY VAN DER TUUK	☐	☐	registered public accounting firm and in accordance with
the recommendations of a majority of the Board of
2.	RATIFICATION OF THE APPOINTMENT OF STONEFIELD			Directors on such other business as may come before the
	JOSEPHSON, INC. AS THE COMPANY’S REGISTERED			Meeting, including a motion to adjourn the Meeting to
	PUBLIC ACCOUNTING FIRM:			another time or place in order to solicit additional proxies in favor of the recommendations of the Board of
	☐ FOR	☐ AGAINST	☐ ABSTAIN	Directors. PLEASE SIGN, DATE AND RETURN THIS
PROXY AS PROMPTLY AS POSSIBLE IN THE
POSTAGE PREPAID ENVELOPED PROVIDED.

The signature(s) hereon should correspond exactly with the name(s) of the shareholder(s) appearing on this Proxy.  If shares are jointly held, all joint owners should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If signer is a corporation, please sign the full corporation name, and give title of signing officer.

				Date:	, 2007

Signature of Shareholder

(Signature if jointly held)